Exhibit 99.1

CHINA XD PLASTICS COMPANY LIMITED ENTERS INTO DEFINITIVE MERGER AGREEMENT FOR GOING PRIVATE TRANSACTION

HARBIN, June 15, 2020 /PRNewswire/ — China XD Plastics Company Limited (NASDAQ: CXDC) (the “Company”), one of China’s leading specialty chemical companies engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today announced that it has entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Faith Dawn Limited (“Parent”) and Faith Horizon Inc. (“Merger Sub”), a Nevada corporation and a wholly-owned subsidiary of Parent.

Parent is ultimately wholly-owned by Mr. Jie Han (the “Chairman”), the chairman of board of directors and chief executive officer of the Company. The Chairman and XD. Engineering Plastics Company Limited, an entity wholly-owned by the Chairman (the “Chairman SPV”, collectively with the Chairman, the “Rollover Stockholders”) currently beneficially own 33,065,054 shares of common stock, par value $0.0001 per share, of the Company (the “Common Shares”) and 1,000,000 shares of series B preferred stock, par value $0.0001 per share, of the Company (the “Preferred Shares”), representing approximately 70% of the voting power and approximately 50.1% of the share capital of the Company. Parent, Merger Sub and the Rollover Stockholders are collectively referred to as the “Buyer Group”.

Pursuant to the Merger Agreement, Parent will acquire all of the outstanding Common Shares of the Company for a cash consideration equal to US$1.2 per share (the “Merger Consideration”). This amount represents a premium of 25% over the Company’s closing price of US$0.96 per share as quoted by NASDAQ Global Market (the “NASDAQ”) on May 7, 2020, the last trading day prior to the date that the Company received a non-binding “going private” proposal from members of the Buyer Group. The Merger Consideration also represents an increase of approximately 9.1% over the US$1.1 per share initially offered by the Buyer Group in their initial “going-private” proposal on May 7, 2020 and a premium of approximately 15.4% over the Company’s closing price of US$1.04 per share on June 12 , 2020, the last trading day prior to this press release.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), and each of the Common Shares issued and outstanding immediately prior to the effective time of the Merger will be cancelled and cease to exist in exchange for the right to receive the Merger Consideration of US$1.2 per share in cash, without interest and net of any applicable withholding tax, except for (i) Common Shares and Preferred Shares held by any of Parent, Merger Sub, the Rollover Stockholders and any of their respective affiliates; (ii) Common Shares held by the Company or any its wholly owned subsidiary (or held in the Company’s treasury), and (iii) Common Shares reserved (but not yet allocated) for issuance, settlement and allocation upon exercise or vesting of the Company share awards. Pursuant to Nevada Revised Statutes 92A.390(1), there are no rights of dissent available to the holders of Common Shares in connection with the Merger.

The Company’s board of directors, acting on the recommendation of a special committee of independent and disinterested directors (the “Special Committee”), unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and resolved to recommend that the Company’s stockholders vote to authorize and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The Special Committee, which is composed solely of independent directors of the Company who are unaffiliated with any member of the Buyer Group or management of the Company, exclusively negotiated the terms of the Merger Agreement with the Buyer Group with the assistance of its independent financial and legal advisors.

The Merger, which is currently expected to close during the third quarter of 2020, is subject to various closing conditions, including the adoption of the Merger Agreement by the Company’s stockholders. Pursuant to the Merger Agreement, adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, by the Company’s stockholders requires (i) the affirmative vote (in person or by proxy) of the holders of at least a majority of the voting power of the outstanding Common Shares and Preferred Shares, voting together as a single class, with the holders of Preferred Shares being entitled to an aggregate of 40% of the combined voting power of the entire share capital of the Company, and (ii) the affirmative vote (in person or by proxy) or consent of the holders of at least a majority of the outstanding Preferred Shares, voting as a single class. The Company will call a meeting of stockholders for the purpose of voting on the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement as soon as practicable. If completed, the Merger will, under laws of the State of Nevada, result in the Company becoming a privately-held company and the Common Shares of the Company would no longer be listed on the NASDAQ.

Hogan Lovells is serving as U.S. legal counsel to the Special Committee, Duff & Phelps, LLC is serving as the financial advisor to the Special Committee. Wilson Sonsini Goodrich& Rosati, Professional Corporation is serving as U.S. legal counsel to the Company.

O’Melveny & Myers LLP is serving as legal advisor to the Buyer Group.

Additional Information about the Merger

The Company will file with the Securities and Exchange Commission (the “SEC”) a report on Form 8-K regarding the proposed transactions described in this press release, which will include as an exhibit thereto the Merger Agreement and ancillary transaction documents. All parties desiring details regarding the transactions contemplated by the Merger Agreement, including the Merger, are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

In connection with the special meeting of the stockholders of the Company to be held to approve the Merger, the Company will prepare and mail a proxy statement to its stockholders. In addition, certain participants in the Merger will prepare and mail to the Company’s stockholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, stockholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, stockholders will also be able to obtain these documents, without charge, by contacting the Company at the following address and/or telephone number:

Address: 13620 38th Avenue, Suite 3A-1, Room 105, Flushing, New York 11354, United States
Attention: Mr. Taylor Zhang
Tel: +1 (212) 747-1118

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the Merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the shares of the Company as of December 31, 2019 is also set forth in the Company’s Form 10-K, which was filed with the SEC on June 1, 2020. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This press release is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the Merger proceed.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 31 automobile brands manufactured in China, including without limitation, Audi, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of December 31, 2019, 633 of the Company’s products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company’s English website at http://chinaxd.irpass.com/, and the Chinese website at http://www.xdholding.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to factors, risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement, including (but not limited to): (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the inability to consummate the Merger due to the failure to obtain stockholder approval for the adoption of the Merger Agreement or the failure to satisfy other conditions to completion of the proposed transaction, (3) risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (4) the effect of the announcement of the proposed transaction on the Company’s relationships with its customers, suppliers and business generally.

The forward-looking statements included in this press release speak only as of the date hereof. Additional discussions of factors affecting the Company’s business and prospects are reflected under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2019, and other filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

For more information, please contact:

 China XD Plastics Company Limited

Mr. Taylor Zhang, CFO (New York)

Phone: +1 (212) 747-1118

Email: cxdc@chinaxd.net